Exhibit 3.2

BYLAWS

of

ENDOCHOICE HOLDINGS, INC.

a Delaware Corporation

as of November 22, 2016

TABLE OF CONTENTS

Article I. - General		1
1.1.	Offices	1
1.2.	Seal	1
1.3.	Fiscal Year	1
Article II. - Stockholders		1
2.1.	Place of Meetings	1
2.2.	Annual Meeting	1
2.3.	Quorum	1
2.4.	Right to Vote; Proxies	2
2.5.	Voting	2
2.6.	Notice of Annual Meetings	2
2.7.	Stockholders’ List	2
2.8.	Special Meetings	3
2.9.	Notice of Special Meetings	3
2.10.	Inspectors	3
2.11.	Stockholders’ Consent in Lieu of Meeting	3
Article III. - Directors		4
3.1.	Number of Directors	4
3.2.	Change in Number of Directors; Vacancies	4
3.3.	Resignation	4
3.4.	Removal	4
3.5.	Place of Meetings and Books	4
3.6.	General Powers	5
3.7.	Executive Committee	5
3.8.	Other Committees	5
3.9.	Powers Denied to Committees	5
3.10.	Substitute Committee Member	5
3.11.	Compensation of Directors	6
3.12.	Annual Meeting	6
3.13.	Regular Meetings	6
3.14.	Special Meetings	6
3.15.	Quorum	6
3.16.	Telephonic Participation in Meetings	6
3.17.	Action by Consent	6
Article IV. - Officers		7
4.1.	Selection; Statutory Officers	7
4.2.	Time of Election	7
4.3.	Additional Officers	7
4.4.	Terms of Office	7
4.5.	Compensation of Officers	7
4.6.	Chairman of the Board	7
4.7.	President	7
4.8.	Vice-Presidents	7

4.9.	Treasurer	7
4.10.	Secretary	8
4.11.	Assistant Secretary	8
4.12.	Assistant Treasurer	8
4.13.	Subordinate Officers	8
Article V. - Stock		9
5.1.	Stock	9
5.2.	Fractional Share Interests	9
5.3.	Transfers of Stock	9
5.4.	Record Date	9
5.5.	Transfer Agent and Registrar	10
5.6.	Dividends	10
5.7.	Lost, Stolen or Destroyed Certificates	10
5.8.	Inspection of Books	10
Article VI. - Miscellaneous Management Provisions		11
6.1.	Checks, Drafts and Notes	11
6.2.	Notices	11
6.3.	Conflict of Interest	11
6.4.	Voting of Securities Owned by the Corporation	12
Article VII. - Indemnification		12
7.1.	Right to Indemnification	12
7.2.	Right of Indemnitee to Bring Suit	12
7.3.	Non-Exclusivity of Rights	13
7.4.	Insurance	13
7.5.	Indemnification of Employees and Agents of the Corporation	13
Article VIII. - Amendments		13
8.1.	Amendments	13

ENDOCHOICE HOLDINGS, INC.

BYLAWS

Article I. - General.

1.1.  Offices.  The registered office of the corporation (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.  The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

1.2.  Seal.  The seal of the Corporation, if any, shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”.

1.3.  Fiscal Year.  The fiscal year of the Corporation shall be the period from January 1 through December 31.

Article II. - Stockholders.

2.1.  Place of Meetings.  All meetings of the stockholders shall be held at such places and times as the Board of Directors may determine and as shall be stated in the notice of meeting given to stockholders.

2.2.  Annual Meeting.  The annual meeting of the stockholders shall be held each year on such date and at such time as the Board of Directors may determine.  At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors by plurality vote by ballot and may transact such other corporate business as may properly be brought before the meeting.  At the annual meeting, any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), or these bylaws.

2.3.  Quorum.  At all meetings of the stockholders, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or by these bylaws.  If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, by a majority vote, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until the requisite amount of voting stock shall be present.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted if the meeting had been held as originally called.

2.4.  Right to Vote; Proxies.  Each holder of a share or shares of capital stock of the Corporation having the right to vote at any meeting shall be entitled to one (1) vote for each such share of stock held by him.  Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy which is dated more than three (3) years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period.  A proxy may be granted by a writing executed by the stockholder or his authorized officer, director, employee or agent or by transmission or authorization of transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, subject to the conditions set forth in Section 212 of the Delaware General Corporation Law, as it may be amended from time to time (the “Delaware GCL”).

2.5.  Voting.  At all meetings of stockholders, except as otherwise expressly provided for by statute, the Certificate of Incorporation or these bylaws, (i) in all matters other than the election of directors, the affirmative vote of a majority of shares present in person or by means of remote communication or represented by proxy at the meeting and entitled to vote on such matter shall be the act of the stockholders, and (ii) directors shall be elected by a plurality of the votes of the shares present in person or by means of remote communication or represented by proxy at the meeting and entitled to vote on the election of directors.  Except as otherwise expressly provided by law, the Certificate of Incorporation or these bylaws, at all meetings of stockholders the voting shall be by voice vote, but any stockholder qualified to vote on the matter in question may demand a stock vote, by shares of stock, upon such question, whereupon such stock vote shall be taken by ballot, which may be by electronic transmission by any stockholder present by means of remote communication, each of which shall state the name of the stockholder voting and the number of shares voted by him, and, if such ballot be cast by a proxy, it shall also state the name of the proxy.

2.6.  Notice of Annual Meetings.  Written notice of the annual meeting of the stockholders, stating the time, the place and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be sent not less than ten (10) nor more than sixty (60) days prior to the meeting to each stockholder entitled to vote thereat, either in paper form or electronic form pursuant to each stockholder’s instructions on record with the Corporation.  It shall be the duty of every stockholder to furnish to the Secretary of the Corporation or to the transfer agent, if any, of the class of stock owned by him, his post-office address and to notify said Secretary or transfer agent of any change therein.

2.7.  Stockholders’ List.  A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days before such meeting (i) on a reasonably accessible electronic network, provided, that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal office of the Corporation, and said list shall be open to examination during the whole time of said meeting, at the place of said meeting, or, if the meeting held is by remote communication, on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting.

2.8.  Special Meetings.  Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by statute, may be called by the Board of Directors, the Chairman of the Board, if any, the President or any Vice President.

2.9.  Notice of Special Meetings.  Written notice of a special meeting of stockholders, stating the time, the place, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the object thereof, shall be sent not less than ten (10) nor more than sixty (60) days before such meeting to each stockholder entitled to vote thereat, either in paper form or electronic form pursuant to each stockholder’s instructions on record with the Corporation.  No business may be transacted at such meeting except that referred to in said notice, or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in said notice or notices.

2.10.  Inspectors.

1.             One (1) or more inspectors may be appointed by the Board of Directors before or at any meeting of stockholders, or, if no such appointment shall have been made, the presiding officer may make such appointment at the meeting.  At the meeting for which the inspector or inspectors are appointed, he or they shall open and close the polls, receive and take charge of the proxies and ballots, and decide all questions touching on the qualifications of voters, the validity of proxies and the acceptance and rejection of votes.  If any inspector previously appointed shall fail to attend or refuse or be unable to serve, the presiding officer shall appoint an inspector in his place.

2.             At any time at which the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an inter-dealer quotation system of a registered national securities association, or (iii) held of record by more than 2,000 stockholders, the provisions of Section 231 of the Delaware GCL with respect to inspectors of election and voting procedures shall apply, in lieu of the provisions of paragraph (l) of this §2.10.

2.11.  Stockholders’ Consent in Lieu of Meeting.  Unless otherwise provided in the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, or by telegram, cablegram or other electronic transmission, setting forth the action so taken, shall be signed or, in the case of a telegram, cablegram or electronic transmission, authorized by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered in paper form to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this §2.11 to the Corporation, written consents signed or transmitted by a sufficient number of stockholders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Any consent delivered by telegram, cablegram or electronic transmission shall be deemed to be signed and dated on the date on which such consent is transmitted to the Corporation or the agent specified by the Corporation to receive such telegram, cablegram or electronic transmission.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Article III. - Directors.

3.1.  Number of Directors.  Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, the property and business of the Corporation shall be managed by or under the direction of a Board of Directors of not less than one (1) nor more than thirteen (13) directors.  Within the limits specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting.  Directors need not be stockholders, residents of Delaware or citizens of the United States.  The directors shall be elected by ballot at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify or until his earlier resignation or removal; provided, that in the event of a failure to hold such meeting or to hold such election at such meeting, such election may be held at any special meeting of the stockholders called for that purpose.  If the office of any director becomes vacant by reason of death, resignation, disqualification, removal, failure to elect or otherwise, the remaining directors, although more or less than a quorum, by a majority vote of such remaining directors, may elect a successor or successors who shall hold office for the unexpired term.

3.2.  Change in Number of Directors; Vacancies.  The maximum number of directors may be increased by an amendment to these bylaws adopted by a majority vote of the Board of Directors or by a majority vote of the capital stock having voting power, and if the number of directors is so increased by action of the Board of Directors or of the stockholders or otherwise, then the additional directors may be elected in the manner provided above for the filling of vacancies in the Board of Directors or at the annual meeting of stockholders or at a special meeting called for that purpose.

3.3.  Resignation.  Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Chairman of the Board, if any, the President or the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.4.  Removal.  Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

3.5.  Place of Meetings and Books.  The Board of Directors may hold their meetings and keep the books of the Corporation outside the State of Delaware, at such places as they may from time to time determine.

3.6.  General Powers.  In addition to the powers and authority expressly conferred upon them by these bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

3.7.  Executive Committee.  There may be an executive committee of one (1) or more directors designated by resolution passed by a majority of the whole Board of Directors.  The act of a majority of the members of such committee shall be the act of the committee.  Such committee may meet at stated times or on notice to all by any of their own number, and shall have and may exercise those powers of the Board of Directors in the management of the business affairs of the Company as are provided by law and may authorize the seal of the Corporation, if any, to be affixed to all papers which may require it.  Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.

3.8.  Other Committees.  The Board of Directors may also designate one (1) or more committees in addition to the executive committee, by resolution or resolutions passed by a majority of the whole Board.  Such committee or committees shall consist of one (1) or more directors of the Corporation, and to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent permitted by statute and shall have power to authorize the seal of the Corporation, if any, to be affixed to all papers which may require it.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

3.9.  Powers Denied to Committees.  Committees of the Board of Directors shall not, in any event, have any power or authority to amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Directors as provided in Section 151(a) of the Delaware GCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend the bylaws of the Corporation.  Further, no committee of the Board of Directors shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware GCL, unless the resolution or resolutions designating such committee expressly so provides.

3.10.  Substitute Committee Member.  In the absence or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.  Any committee shall keep regular minutes of its proceedings and report the same to the Board of Directors as may be required by the Board.

3.11.  Compensation of Directors.  The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as directors.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.12.  Annual Meeting.  The newly elected Board of Directors may meet at such place and time as shall be fixed and announced by the presiding officer at the annual meeting of stockholders, for the purpose of organization or otherwise, and no further notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided, that a quorum shall be present, or they may meet at such place and time as shall be stated in a notice given to such directors two (2) days prior to such meeting or as shall be fixed by the consent in writing of all the directors.

3.13.  Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

3.14.  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or the President, on two (2) days’ notice to each director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified.  Special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two (2) or more directors.

3.15.  Quorum.  At all meetings of the Board of Directors, a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, by the Certificate of Incorporation or by these bylaws.  If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

3.16.  Telephonic Participation in Meetings.  Members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

3.17.  Action by Consent.  Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and such consent is filed in paper form with the minutes of proceedings of the Board or committee.

Article IV. - Officers.

4.1.  Selection; Statutory Officers.  The officers of the Corporation shall be chosen by the Board of Directors.  There shall be a President, a Secretary and a Treasurer, and there may be a Chairman of the Board of Directors, one (1) or more Vice Presidents, one (1) or more Assistant Secretaries, and one (1) or more Assistant Treasurers, as the Board of Directors may elect.  Any number of offices may be held by the same person.

4.2.  Time of Election.  The officers named above shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders.  None of said officers need be a director.

4.3.  Additional Officers.  The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

4.4.  Terms of Office.  Each officer of the Corporation shall hold office until his successor is chosen and qualified, or until his earlier resignation or removal.  Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.

4.5.  Compensation of Officers.  The Board of Directors shall have the power to fix the compensation of all officers of the Corporation.  It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

4.6.  Chairman of the Board.  The Chairman of the Board of Directors, if any, shall preside at all meetings of the stockholders and directors, and shall have such other duties as may be assigned to him from time to time by the Board of Directors.

4.7.  President.  Unless the Board of Directors otherwise determines, the President shall be the chief executive officer and head of the Corporation.  Unless there is a Chairman of the Board, the President shall preside at all meetings of directors and stockholders.  Under the supervision of the Board of Directors and of the executive committee, if any, the President shall have the general control and management of the Corporation’s business and affairs, subject, however, to the right of the Board of Directors and of the executive committee, if any, to confer any specific power, except such as may be by statute exclusively conferred on the President, upon any other officer or officers of the Corporation.  The President shall perform and do all acts and things incident to the position of President and such other duties as may be assigned to him from time to time by the Board of Directors or the executive committee, if any.

4.8.  Vice-Presidents.  The Vice-Presidents shall perform such of the duties of the President on behalf of the Corporation as may be respectively assigned to them from time to time by the Board of Directors, the executive committee, if any, or the President.  The Board of Directors or the executive committee, if any, may designate one (1) of the Vice-Presidents as the Executive Vice-President, and in the absence or inability of the President to act, such Executive Vice-President shall have and possess all of the powers and discharge all of the duties of the President, subject to the control of the Board and of the executive committee, if any.

4.9.  Treasurer.  The Treasurer shall have the care and custody of all of the funds and securities of the Corporation which may come into his hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors or the executive committee, if any, or the officers or agents to whom the Board of Directors or the executive committee, if any, may delegate such authority, may designate, and may endorse all commercial documents requiring endorsements for or on behalf of the Corporation.  He may sign all receipts and vouchers for payments made to the Corporation.  He shall render an account of his transactions to the Board of Directors or to the executive committee, if any, as often as the Board or the committee shall require the same.  He shall enter regularly in the books to be kept by him for that purpose full and adequate account of all moneys received and paid by him on account of the Corporation.  He shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors and of the executive committee, if any.  He shall when requested, pursuant to vote of the Board of Directors or the executive committee, if any, give a bond to the Corporation conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the Corporation.

4.10.  Secretary.  The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders and shall attend to the giving and serving of all notices of the Corporation.  Except as otherwise ordered by the Board of Directors or the executive committee, if any, he shall attest the seal of the Corporation, if any, upon all contracts and instruments executed under such seal and shall affix the seal of the Corporation, if any, thereto and to all certificates of shares of capital stock of the Corporation.  He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors or the executive committee, if any, may direct.  He shall, in general, perform all acts incident to the position of Secretary, subject to the control of the Board of Directors and of the executive committee, if any.

4.11.  Assistant Secretary.  The Board of Directors or any two (2) of the officers of the Corporation acting jointly may appoint or remove one (1) or more Assistant Secretaries of the Corporation.  Any Assistant Secretary, upon his appointment, shall perform such duties of the Secretary, and also any and all such other duties as the executive committee, if any, or the Board of Directors or the President or the Executive Vice-President or the Treasurer or the Secretary may designate.

4.12.  Assistant Treasurer.  The Board of Directors or any two of the officers of the Corporation acting jointly may appoint or remove one (1) or more Assistant Treasurers of the Corporation.  Any Assistant Treasurer, upon his appointment, shall perform such of the duties of the Treasurer, and also any and all such other duties as the executive committee, if any, or the Board of Directors or the President or the Executive Vice-President or the Treasurer or the Secretary may designate.

4.13.  Subordinate Officers.  The Board of Directors may select such subordinate officers as it may deem desirable.  Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe.  The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

Article V. - Stock.

5.1.  Stock.  Each stockholder shall be entitled to a certificate or certificates of stock of the Corporation in such form as the Board of Directors may from time to time prescribe.  The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued.  They shall certify the holder’s name and number and class of shares and shall be signed by both of (i) either the Chairman or Vice Chairman of the Board of Directors, or the President or Vice President, and (ii) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and may, but need not, be sealed with the corporate seal of the Corporation, if any.  If such certificate is countersigned (l) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, the signature of the officers of the Corporation and the corporate seal may be facsimiles.  In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Corporation.

5.2.  Fractional Share Interests.  The Corporation may, but shall not be required to, issue fractions of a share.  If the Corporation does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrips or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrips or warrants aggregating a full share.  A certificate for a fractional share shall, but scrips or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, receive dividends thereon and participate in any distribution of the assets of the Corporation in the event of liquidation.  The Board of Directors may cause scrips or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrips or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrips or warrants, or subject to any other conditions which the Board of Directors may impose.

5.3.  Transfers of Stock.  Subject to any transfer restrictions then in force, the shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and, upon such transfer, the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled and new certificates shall thereupon be issued.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware GCL.

5.4.  Record Date.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  If no such record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of the stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.5.  Transfer Agent and Registrar.  The Board of Directors may appoint one (1) or more transfer agents or transfer clerks and one (1) or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

5.6.  Dividends.

1.             Power to Declare.  Dividends upon the capital stock of the Corporation, subject to any applicable provisions of the Certificate of Incorporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and the Delaware GCL.

2.             Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

5.7.  Lost, Stolen or Destroyed Certificates.  No certificates for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

5.8.  Inspection of Books.  The stockholders of the Corporation, by a majority vote at any meeting of stockholders duly called, or in case the stockholders shall fail to act, the Board of Directors, shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to inspection of stockholders.  No stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

Article VI. - Miscellaneous Management Provisions.

6.1.  Checks, Drafts and Notes.  All checks, drafts or orders for the payment of money, and all notes and acceptances of the Corporation, shall be signed by such officer or officers, agent or agents as the Board of Directors may designate.

6.2.  Notices.

1.             Notices to directors and stockholders may be transmitted (i) in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation, (ii) by facsimile telecommunication, when directed to a number at which the director or stockholder has consented to receive notice, (iii) by electronic mail, when directed to an electronic mail address at which the director or stockholder has consented to receive notice, (iv) by other electronic transmission, when directed by the director or stockholder.  Notice by mail shall be deemed to be given at the time when the same shall be mailed.

2.             Whenever any notice is required to be given under the provisions of the Delaware GCL, the Certificate of Incorporation or these bylaws, a written waiver signed by the person or persons entitled to said notice, or waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein or the meeting or action to which such notice relates, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

6.3.  Conflict of Interest.  No contract or transaction between the Corporation and one (1) or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one (1) or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors of or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Corporation entitled to vote thereon, and the contract or transaction as specifically approved in good faith by vote of such stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes such contract or transaction.

6.4.  Voting of Securities Owned by the Corporation.  Subject always to the specific directions of the Board of Directors, (i) any shares or other securities issued by any other corporation and owned or controlled by the Corporation may be voted in person at any meeting of security holders of such other corporation by the President of the Corporation if he is present at such meeting, or in his absence by any Vice President of the Corporation if he is present at such meeting, and (ii) whenever, in the judgment of the President or any Vice President, it is desirable for the Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President or any Vice President, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer.  Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by the Corporation the same as such shares or other securities might be voted by the Corporation.

Article VII. - Indemnification.

7.1.  Right to Indemnification.  Each person who was or is made a party, or is threatened to be made a party, to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto) (as used in this Article 7, the “Delaware Law”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in §7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The right to indemnification conferred in this Article 7 shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the Delaware Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article 7 or otherwise.

7.2.  Right of Indemnitee to Bring Suit.  If a claim under §7.1 hereof is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the

Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit.  In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses), it shall be a defense that, and (ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.  In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article 7 or otherwise shall be on the Corporation.

7.3.  Non-Exclusivity of Rights.  The rights to indemnification and to the Advancement of Expenses conferred in this Article 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, or any bylaw, agreement, vote of stockholders or disinterested directors of the Corporation or otherwise.

7.4.  Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article 7 or under the Delaware Law.

7.5.  Indemnification of Employees and Agents of the Corporation.  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article 7 with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

Article VIII. - Amendments.

8.1.  Amendments.  The bylaws of the Corporation may be altered, amended or repealed at any meeting of the Board of Directors upon notice thereof in accordance with these bylaws, or at any meeting of the stockholders by the vote of the holders of the majority of the stock issued and outstanding and entitled to vote at such meeting, in accordance with the provisions of the Certificate of Incorporation and of the Delaware GCL.